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                                                                    EXHIBIT 10.4


                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made as of the 1st day of October, 1998, by and among ALBANY BANK & TRUST, National Association (Proposed) (the "Bank"), a proposed national bank; COMMUNITY CAPITAL BANCSHARES, INC., a bank holding company incorporated under the laws of the State of Georgia (the "Company") (collectively, the Bank and the Company are referred to hereafter as the "Employer"), and DAVID C. GUILLEBEAU, a resident of the State of Georgia (the "Employee").

                                   RECITALS:

         The Employer desires to employ the Employee as an Executive Vice President and the Senior Lending Officer of the Bank and the Employee desires to accept such employment.

         In consideration of the above premises and the mutual agreements hereinafter set forth, the parties hereby agree as follows:


1. DEFINITIONS. Whenever used in this Agreement, the following terms and their variant forms shall have the meaning set forth below:

     1.1 "AGREEMENT" shall mean this Agreement and any exhibits incorporated herein together with any amendments hereto made in the manner described in this Agreement.

     1.2 "AFFILIATE" shall mean any business entity which controls the Company, is controlled by or is under common control with the Company.

     1.3 "AREA" shall mean the geographic area within the boundaries of Dougherty and Lee Counties, Georgia. It is the express intent of the parties that the Area as defined herein is the area where the Employee performs or performed services on behalf of the Employer under this Agreement as of, or within a reasonable time prior to, the termination of the Employee's employment hereunder.

     1.4 "BUSINESS OF THE EMPLOYER" shall mean the business conducted by the Employer, which is commercial banking.

     1.5  "CAUSE" shall mean:

          1.5.1   With respect to termination by the Employer:

              (a) A material breach of the terms of this Agreement by the Employee, including, without limitation, failure by the Employee to perform his duties and responsibilities in the manner and to the extent required under this Agreement, which remains uncured after the expiration of thirty (30) days following the delivery of written notice of such breach to the Employee by the President of the Bank;


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              (b) Conduct by the Employee that amounts to fraud, dishonesty or willful misconduct in the performance of his duties and responsibilities hereunder;

              (c) The conviction of the Employee of a felony;

              (d) Conduct by the Employee that amounts to gross and willful insubordination or inattention to his duties and responsibilities hereunder; or

              (e) Conduct by the Employee that results in removal from his position as an officer or employee of the Bank pursuant to a written order by any regulatory agency with authority or jurisdiction over the Bank.

          1.5.2 With respect to termination by the Employee, a material diminution in the powers, responsibilities or duties of the Employee hereunder or a material breach of the terms of this Agreement by the Employer, which remains uncured after the expiration of thirty (30) days following the delivery of written notice of such breach to the Employer by the Employee.

1.6       "CHANGE IN CONTROL" means any one of the following events:

              (a) the acquisition by any person or persons acting in concert of the then outstanding voting securities of either the Bank or the Company, if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote twenty-five percent (25%) or more of any class of voting securities of either the Bank or the Company, as the case may be, or such other transaction as may be described under 12 C.F.R. Section 225.41(c)(1) or any successor thereto;

              (b) within any twelve-month period (beginning on or after the Effective Date) the persons who were directors of either the Bank or the Company immediately before the beginning of such twelve-month period (the "Incumbent Directors") shall cease to constitute at least a majority of such board of directors; provided that any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if that director was elected to such board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) relating to the election of directors shall be deemed to be an Incumbent Director;

              (c) the approval by the stockholders of either the Bank or the Company of a reorganization, merger or consolidation, with respect to which persons who were the stockholders of the Bank or the Company, as the case may be, immediately prior to such


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           reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities; or

              (d) the sale, transfer or assignment of all or substantially all of the assets of the Company and its subsidiaries to any third party.

      1.7  "COMPANY INFORMATION" means Confidential Information and Trade
Secrets.

      1.8 "CONFIDENTIAL INFORMATION" means data and information relating to the business of the Employer (which does not rise to the status of a Trade Secret) which is or has been disclosed to the Employee or of which the Employee became aware as a consequence of or through the Employee's relationship to the Employer and which has value to the Employer and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Employer (except where such public disclosure has been made by the Employee without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

      1.9 "EFFECTIVE DATE" shall mean the date on which the Employer advises the Escrow Agent that the terms of the Escrow Agreement have been satisfied and instructs the Escrow Agent to release the escrowed funds to the Employer.

      1.10 "ESCROW AGENT" shall mean The Bankers Bank.

      1.11 "ESCROW AGREEMENT" shall mean that certain agreement by and between the Company and The Bankers Bank whereby The Bankers Bank holds in escrow the funds received from the sale of the Company's common stock until certain terms and conditions are satisfied.

      1.12 "INITIAL TERM" shall mean that period of time commencing on October 1, 1998 (the "Beginning Date") and running until the earlier of the close of business on the last business day immediately preceding the third anniversary of the Beginning Date or any termination of employment of the Employee under this Agreement as provided for in Section 3.

      1.13 "PERMANENT DISABILITY" shall mean the total inability of the Employee to perform his duties under this Agreement for the duration of the short-term disability period under the Employer's policy then in effect as certified by a physician chosen by the Employer and reasonably acceptable to the Employee.

      1.14 "TERM" shall mean the Initial Term and all subsequent renewal periods.


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      1.15 "TRADE SECRETS" means Employer information including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

2.    DUTIES.

      2.1 POSITION. The Employee is employed initially as an Executive Vice President and the Senior Lending Officer of the Bank and, subject to the direction of the President of the Bank, shall perform and discharge well and faithfully the duties which may be assigned to him from time to time by the Bank in connection with the conduct of its business. The duties and responsibilities of the Employee are set forth on Exhibit A attached hereto.

      2.2 FULL-TIME STATUS. In addition to the duties and responsibilities specifically assigned to the Employee pursuant to Section 2.1 hereof, the Employee shall: (a) devote substantially all of his time, energy and skill during regular business hours to the performance of the duties of his employment (reasonable vacations and reasonable absences due to illness excepted) and faithfully and industriously perform such duties; (b) diligently follow and implement all management policies and decisions communicated to him by the President of the Bank; and (c) timely prepare and forward to the President of the Bank all reports and accounting as may be requested of the Employee.

      2.3 PERMITTED ACTIVITIES. The Employee shall devote his entire business time, attention and energies to the Business of the Employer and shall not during the Term be engaged (whether or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Employee from (a) investing his personal assets in businesses which (subject to clause (b) below) are not in competition with the Business of the Employer and which will not require any services on the part of the Employee in their operation or affairs and in which his participation is solely that of an investor, (b) purchasing securities in any corporation whose securities are regularly traded provided that such purchase shall not result in him collectively owning beneficially at any time five percent (5%) or more of the equity securities of any business in competition with the Business of the Employer; and (c) participating in civic and professional affairs and organizations and conferences, preparing or publishing papers or books or teaching so long as the President of the Bank approves of such activities prior to the Employee's engaging in them.


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3.    TERM AND TERMINATION.

      3.1 TERM. This Agreement shall remain in effect for the Initial Term. At the end of the Initial Term and at the end of each twelve-month extension thereof, this Agreement shall automatically be extended for a successive twelve-month period unless either party gives written notice to the other of its intent not to extend this Agreement with such written notice to be given not less than ninety (90) days prior to the end of the Initial Term or such twelve-month period. In the event such notice of non-extension is properly given, this Agreement shall terminate at the end of the remaining term then in effect.

      3.2 TERMINATION. During the Term, the employment of the Employee under this Agreement may be terminated only as follows:

           3.2.1 By the Employer or the Employee in the event that the Company and the Bank abandon their organizational efforts or that the Effective Date does not occur on or before December 31, 1999, whichever occurs first, in which event the Employer shall have no further obligation to the Employee.

           3.2.2  By the Employer:

                  (a) For Cause, upon written notice to the Employee pursuant to
               Section 1.5.1 hereof, in which event the Employer shall have no further obligation to the Employee except for the payment of any amounts due and owing under Section 4 on the effective date of termination;

                  (b) Without Cause at any time, provided that the Employer
               shall give the Employee thirty (30) days' prior written notice of its intent to terminate, in which event the Employer shall be required to continue to meet its obligations to the Employee under Sections 4.1, 4.2 and 4.4 for a period equal to the greater of (i) twelve (12) months following the termination or
               (ii) the remaining Term; or

                  (c) Upon the Permanent Disability of Employee at any time, provided that the Employer shall give the Employee thirty (30) days' prior written notice of its intent to terminate, in which event the Employer shall be required to continue to meet its obligations to the Employee under Sections 4.1, 4.2 and 4.4 for a period of twelve (12) months.

           3.2.3  By the Employee:

                  (a) For Cause, in which event the Employer shall be required to continue to meet its obligations to the Employee under Sections 4.1, 4.2 and 4.4 for a period equal to the greater of
               (i) twelve (12) months following the termination or (ii) the


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               remaining Term; or

                   (b) Without Cause or upon the Permanent Disability or death of the Employee, provided that the Employee shall give the Employer sixty (60) days' prior written notice of his intent to terminate, in which event the Employer shall have no further obligation to the Employee except future payment of any amounts due and owing under Section 4 on the effective date of the termination.

          3.2.4 By the Employee for any reason within six (6) months following a Change in Control, provided that the Employee shall give written notice to the Employer of his intention to terminate this Agreement, in which event the Employer shall be required to pay the Employee in cash a lump sum amount no later than ninety (90) days following the effective date of termination an amount equal to one (1) multiplied by the sum of (a) the average of the Employee's Base Salary paid over the immediately preceding three calendar years or, if less, over the Employee's entire employment history with the Employer and (b) the average of the annual Incentive Compensation (as defined below) paid over the immediately preceding three calendar years or, if less, over the Employee's entire employment history with the Employer. Notwithstanding any other provision of this Agreement to the contrary, if the aggregate amount provided for in this Agreement and the other payments and benefits which the Employee has the right to receive from the Employer (the "Total Amount") would constitute a "parachute payment," as defined in Section 280G(b)(2) of the Internal Revenue Code, the Total Amount shall be reduced so that it does not exceed an amount equal to (i) 2.99 multiplied by (ii) the Employee's "base amount" for the "base period," as such terms are defined under
          Section 280G of the Internal Revenue Code. In the event the Total Amount is reduced by reason of this Section, the Employee shall be entitled to determine which portion of the Total Amount is to be reduced so that the Total Amount to be paid to the Employee, as so reduced, satisfies the limitation described in the immediately preceding sentence.

          3.2.5 At any time upon mutual, written agreement of the parties, in which event the Employer shall have no further obligation to the Employee except for the payment of any amounts due and owing under
          Section 4 on the effective date of termination unless otherwise set forth in the written agreement.

          3.2.6 Notwithstanding anything in this Agreement to the contrary, the Term shall end automatically upon the Employee's death, in which event the Employer shall have no further obligation to the Employee except for the payment of any amounts due and owing under Section 4 on the effective date of termination.

      3.3 EFFECT OF TERMINATION. Termination of the employment of the Employee pursuant to Section 3.2 shall be without prejudice to any right or claim which may have previously accrued to either the Employer or the Employee hereunder and shall not terminate, alter, supersede or


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otherwise affect the terms and covenants and the rights and duties prescribed in this Agreement.

4.   COMPENSATION. The Employee shall receive the following salary and benefits:

     4.1 BASE SALARY. During the Initial Term, the Employee shall be compensated at a base rate of $80,000 annually (the "Base Salary"). The Employee's Base Salary shall be reviewed by the President of the Bank annually, and shall be adjusted annually by such amount, if any, as may be determined by the President in his sole discretion. Base Salary shall be payable in accordance with the Employer's normal payroll practices.

     4.2 INCENTIVE COMPENSATION. Within ninety (90) days following the end of each calendar year of the Employer's operations, the Employer shall pay the Employee a cash bonus, if any, based upon satisfying criteria established by the President of the Bank (in his sole discretion) and communicated to the Employee in writing no later than April 1 of that calendar year (the "Incentive Compensation").

     4.3   STOCK OPTIONS.

           (a) As of the date the Company's initial public offering is closed, the Employer will grant to the Employee an incentive stock option to purchase, at a per share purchase price of $10.00, a number of shares of the Company's common stock which is equal to 2% of the number of shares of the Company's common stock which are sold in its initial public offering. The option will become vested and exercisable in 20% increments, commencing on the first anniversary of the option grant date and continuing for the next four successive anniversaries until the option is fully vested and exercisable. The option shall expire generally upon the earlier of ninety (90) days following termination of employment or upon the tenth anniversary of the option grant date.

             (b) In the event of a Change of Control, all options granted to the Employee shall become one hundred percent (100%) vested and exercisable.

      4.4    HEALTH INSURANCE.

             (a) The Employer shall reimburse the Employee for the cost of premium payments paid by the Employee for the Employee's current health insurance covering the Employee and the members of his immediate family
      (i) until such time as the Company adopts a health insurance plan for employees of the Company and the Bank, (ii) until the Company and the Bank abandon their organizational efforts, or (iii) until December 31, 1999, whichever occurs first.

             (b) In the event of (i) termination by the Employee For Cause (Section 3.2.3(a)), or (ii) termination by the Employee following a Change of Control (Section 3.2.4), the Employer shall reimburse Employee for the cost of premium payments paid by Employee to continue his


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     then existing health insurance as provided by the Employer for a period of six (6) months following the date of termination of employment.

             (c) In the event of termination by the Employer Without Cause (Section 3.2.2(b)) or upon Permanent Disability (Section 3.2.2(c)), the Employer shall reimburse the Employee for the cost of premium payments paid by Employer to continue his then existing health insurance as provided by the Employer for a period of twelve (12) months following the date of termination of employment.

      4.5 AUTOMOBILE. Beginning as of the Effective Date, the Employer will provide Employee with an automobile allowance of $400 per month.

      4.6 BUSINESS EXPENSES; MEMBERSHIPS. The Employer specifically agrees to reimburse the Employee for (a) reasonable business (including travel) expenses incurred by him in the performance of his duties hereunder, as approved from time to time by the President of the Bank, and (b) beginning as of the Effective Date, the dues and business related expenditures, including initiation fees, associated with membership in a single country club and a single civic association both as selected by the Employee and in professional associations which are commensurate with his position; provided, however, that the Employee shall, as a condition of reimbursement, submit verification of the nature and amount of such expenses in accordance with reimbursement policies from time to time adopted by the Employer and in sufficient detail to comply with rules and regulations promulgated by the Internal Revenue Service.

      4.7 VACATION. On a non-cumulative basis the Employee shall be entitled to four (4) weeks of vacation in each successive twelve-month period during the Term, during which his compensation shall be paid in full. Employee will endeavor to take at least two consecutive weeks each year for vacation, with other vacation to be taken at the time the Employer determines appropriate, taking into account the requirements of the Employer.

      4.8 BENEFITS. In addition to the benefits specifically described herein, the Employee shall be entitled to such benefits as may be available from time to time for executives of the Employer similarly situated to the Employee. All such benefits shall be awarded and administered in accordance with the Employer's standard policies and practices. Such benefits may include, by way of example only, profit-sharing plans, retirement or investment funds, dental, health, life and disability insurance benefits and such other benefits as the Employer deems appropriate.

      4.9 WITHHOLDING. The Employer may deduct from each payment of compensation hereunder all amounts required to be deducted and withheld in accordance with applicable federal and state income, FICA and other withholding requirements.


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5.    COMPANY INFORMATION.

      5.1 OWNERSHIP OF INFORMATION. All Company Information received or developed by the Employee while employed by the Employer will remain the sole and exclusive property of the Employer.

      5.2 OBLIGATIONS OF THE EMPLOYEE. The Employee agrees (a) to hold Company Information in strictest confidence, and (b) not to use, duplicate, reproduce, distribute, disclose or otherwise disseminate Company Information or any physical embodiments thereof and may in no event take any action causing or fail to take any action necessary in order to prevent any Company Information from losing its character or ceasing to qualify as Confidential Information or a Trade Secret. In the event that the Employee is required by law to disclose any Company Information, the Employee will not make such disclosure unless (and then only to the extent that) the Employee has been advised by independent legal counsel that such disclosure is required by law and then only after prior written notice is given to the Company when the Employee becomes aware that such disclosure has been requested and is required by law. This Section 5 shall survive for a period of six (6) months following termination of this Agreement for any reason with respect to Confidential Information, and shall survive termination of this Agreement for any reason for so long as is permitted by the then-current Georgia Trade Secrets Act of 1990, O.C.G.A. ss.ss. 10-1-760-10-1-767, with respect to Trade Secrets.

      5.3 DELIVERY UPON REQUEST OR TERMINATION. Upon request by the Employer, and in any event upon termination of his employment with the Employer, the Employee will promptly deliver to the Employer all property belonging to the Employer, including, without limitation, all Company Information then in his possession or control.

6. NON-COMPETITION. The Employee agrees that during his employment by the Employer hereunder and, in the event of his termination by the Employer with Cause pursuant to Section 3.2.2(a), by the Employee without Cause pursuant to
Section 3.2.3(b) or by the Employee in connection with a Change in Control pursuant to Section 3.2.4, for a period of twelve (12) months thereafter, he will not (except on behalf of or with the prior written consent of the Employer), within the Area, either directly or indirectly, on his own behalf or in the service or on behalf of others, as a principal, partner, officer, director, manager, supervisor, administrator, consultant, executive employee or in any other capacity which involves duties and responsibilities similar to those undertaken for the Employer, or engage in any business which is the same as or essentially the same as the Business of the Employer.

7. NON-SOLICITATION OF CUSTOMERS. The Employee agrees that during his employment by the Employer hereunder and, in the event of his termination by the Employer with Cause pursuant to Section 3.2.2(a), by the Employee without Cause pursuant to Section 3.2.3(b) or by the Employee in connection with a Change in Control pursuant to Section 3.2.4, for a period of twelve (12) months thereafter, he will not (except on behalf of or with the prior written consent of the


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Employer), within the Area, on his own behalf or in the service or on behalf of others, solicit, divert or appropriate or attempt to solicit, divert or appropriate, directly or by assisting others, any business from any of the Employer's customers, including actively sought prospective customers, with whom the Employee has or had material contact during the last two (2) years of his employment, for purposes of providing products or services that are competitive with those provided by the Employer.

8. NON-SOLICITATION OF EMPLOYEES. The Employee agrees that during his employment by the Employer hereunder and, in the event of his termination by the Employer with Cause pursuant to Section 3.2.2(a), by the Employee without Cause pursuant to Section 3.2.3(b) or by the Employee in connection with a Change in Control pursuant to Section 3.2.4, for a period of twelve (12) months thereafter, he will not, within the Area, on his own behalf or in the service or on behalf of others, solicit, recruit or hire away or attempt to solicit, recruit or hire away, directly or by assisting others, any employee of the Employer or its Affiliates, whether or not such employee is a full-time employee or a temporary employee of the Employer or its Affiliates and whether or not such employment is pursuant to written agreement and whether or not such employment is for a determined period or is at will.

9. REMEDIES. The Employee agrees that the covenants contained in Sections 5 through 8 of this Agreement are of the essence of this Agreement; that each of the covenants is reasonable and necessary to protect the business, interests and properties of the Employer; and that irreparable loss and damage will be suffered by the Employer should he breach any of the covenants. Therefore, the Employee agrees and consents that, in addition to all the remedies provided by law or in equity, the Employer shall be entitled to a temporary restraining order and temporary and permanent injunctions to prevent a breach or contemplated breach of any of the covenants. The Employer and the Employee agree that all remedies available to the Employer or the Employee, as applicable, shall be cumulative.

10. SEVERABILITY. The parties agree that each of the provisions included in this Agreement is separate, distinct and severable from the other provisions of this Agreement and that the invalidity or unenforceability of any Agreement provision shall not affect the validity or enforceability of any other provision of this Agreement. Further, if any provision of this Agreement is ruled invalid or unenforceable by a court of competent jurisdiction because of a conflict between the provision and any applicable law or public policy, the provision shall be redrawn to make the provision consistent with and valid and enforceable under the law or public policy.

11. NO SET-OFF BY THE EMPLOYEE. The existence of any claim, demand, action or cause of action by the Employee against the Employer, or any Affiliate of the Employer, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of any of its rights hereunder.


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12.   NOTICE. All notices and other communications required or permitted under this Agreement shall be in writing and, if mailed by prepaid first-class mail or certified mail, return receipt requested, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) business days after the postmarked date thereof. In addition, notices hereunder may be delivered by hand, facsimile transmission or overnight courier, in which event the notice shall be deemed effective when delivered or transmitted. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

             (i)  If to the Employer, to it at:

                  2815 Meredyth Drive
                  Albany, GA  31707

             (ii) If to the Employee, to him at:

                  5009 Barrington Drive
                  Albany, GA  31707

13. ASSIGNMENT. Neither party hereto may assign or delegate this Agreement or any of its rights and obligations hereunder without the written consent of the other party hereto.

14. WAIVER. A waiver by the Employer of any breach of this Agreement by the Employee shall not be effective unless in writing, and no waiver shall operate or be construed as a waiver of the same or another breach on a subsequent occasion.

15. ARBITRATION. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered only in the State Court of Dougherty County or the federal court for the Middle District of Georgia. The Employer and the Employee agree to share equally the fees and expenses associated with the arbitration proceedings.

16. ATTORNEYS' FEES. In the event that the parties have complied with this Agreement with respect to arbitration of disputes and litigation ensues between the parties concerning the enforcement of an arbitration award, the party prevailing in such litigation shall be entitled to receive from the other party all reasonable costs and expenses, including without limitation attorneys' fees, incurred by the prevailing party in connection with such litigation, and the other party shall pay such costs and expenses to the prevailing party promptly upon demand by the prevailing party.

17. APPLICABLE LAW. This Agreement shall be construed and enforced under and in accordance with the laws of the State of Georgia.


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18.   INTERPRETATION. Words importing any gender include all genders. Words importing the singular form shall include the plural and vice versa. The terms "herein", "hereunder", "hereby", "hereto", "hereof" and any similar terms refer to this Agreement. Any captions, titles or headings preceding the text of any article, section or subsection herein are solely for convenience of reference and shall not constitute part of this Agreement or affect its meaning, construction or effect.

19. ENTIRE AGREEMENT. This Agreement embodies the entire and final agreement of the parties on the subject matter stated in the Agreement. No amendment or modification of this Agreement shall be valid or binding upon the Employer or the Employee unless made in writing and signed by both parties. All prior understandings and agreements relating to the subject matter of this Agreement are hereby expressly terminated.

20. RIGHTS OF THIRD PARTIES. Nothing herein expressed is intended to or shall be construed to confer upon or give to any person, firm or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this Agreement.

21. SURVIVAL. The obligations of the Employee pursuant to Sections 5, 6, 7, 8 and 9 shall survive the termination of the employment of the Employee hereunder for the period designated under each of those respective sections.

22. JOINT AND SEVERAL. The obligations of the Bank and the Company to Employee hereunder shall be joint and several.





                  [Remainder of Page Intentionally Left Blank]


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      IN WITNESS WHEREOF, the Employer and the Employee have executed and delivered this Agreement as of the date first shown above.

                                  THE BANK:

                                  ALBANY BANK & TRUST, NATIONAL ASSOCIATION
                                  (PROPOSED)


                                  By: /s/ ROBERT E. LEE
                                      ----------------------------------------

                                  Print Name: Robert E. Lee
                                              --------------------------------

                                  Title: President and Chief Executive Officer
                                         -------------------------------------


                                  THE COMPANY:

                                  COMMUNITY CAPITAL BANCSHARES, INC.


                                  By: /s/ CHARLES M. JONES
                                      -------------------------------------

                                  Print Name: Charles M. Jones
                                              -----------------------------

                                  Title: Chairman
                                         ----------------------------------


                                  THE EMPLOYEE:

                                  /s/ DAVID C. GUILLEBEAU
                                  -----------------------------------------
                                  DAVID C. GUILLEBEAU

                                   EXHIBIT A

                              Position Description

                        SENIOR VICE PRESIDENT - LENDING
Function:

The SVP - Lending has overall responsibility for the bank's commercial, consumer and real estate loan portfolio. The SVP - Lending recommends to the President, commercial, real estate and consumer loan objectives, policies and practices and provides advice and guidance to consumer lenders and loan administrators.

Specific Duties:

         (1) Originates and approves commercial, consumer, and real estate loans within the approved lending limits and guidelines established by the Board of Directors. Submits loans exceeding lending limits to the Loan Committee for approval.

         (2) Responsible for the establishing and maintaining loan policies paying particular attention to under-writing guidelines, loan administration policies, credit information and collection procedures.

         (3) Recommends additional loan loss provisions to insure compliance with the current loan classification standards.

         (4)      Recommends the pricing of all loan products.

         (5) Supervises loan officers and loan administrators and insures that competent, well trained staff are in place at all times.

         (6) Represents the bank at various civic and professional organizations.

         (7)      Ensures compliance with provisions of Community Reinvestment
                  Act.

         (8) Responsible for establishing and monitoring an officer call program for soliciting of deposits and loans, as well as selling fee income services.

         (9) Manage the loan portfolio to minimize past due loans, non-performing assets and non-accrual loans. Hold past due meetings as needed.

         (10) Oversee foreclosure and repossession process as well as maintenance and prompt disposal of non-performing assets.
Reports to:  Chief Executive Officer

                                 ADMENDMENT TO
                              EMPLOYMENT AGREEMENT

         This amendment (the "Amendment") to the Employment Agreement (the "Agreement"), dated as of the 1st day of October, 1998, by and among ALBANY BANK & TRUST, National Association (Proposed) (the "Bank"), a proposed national bank, COMMUNITY CAPITAL BANCSHARES, INC., a bank holding company incorporated under the laws of the State of Georgia (the "Company") (collectively the Bank and the Company are referred to hereafter as the "Employer"), and DAVID C. GUILLEBEAU, a resident of the State of Georgia (the "Employee"), is made and entered into this 9th day of November, 1998.

         WHEREAS, the parties hereto desire to amend the Agreement for the purpose of amending the grant date of the stock options to be granted to the Employee by the Company pursuant to the terms of the Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee agree to amend the Agreement as follows:

      1.  Section 4.3(a) of the Agreement is hereby amended to read as follows:

             "(a) As of the date of the prospectus for the Company's initial public offering, the Employer will grant to the Employee an incentive stock option to purchase, at a per share purchase price of $10.00, a number of shares of the Company's common stock which is equal to 2% of the number of shares of the Company's common stock which are sold in its initial public offering. The option will become vested and exercisable in 20% increments, commencing on the first anniversary of the date of the prospectus for the Company's initial public offering and continuing for the next four successive anniversaries until the option is fully vested and exercisable. The option shall expire generally upon the earlier of ninety (90) days following termination of employment or upon the tenth anniversary of the option grant date."

      2. Except as hereinabove amended, the Agreement shall remain otherwise in full force and effect.

      3. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Employer and the Employee have executed and delivered this Amendment to the Agreement as of the 9th day of November, 1998.


                            THE BANK:

                            ALBANY BANK & TRUST, NATIONAL ASSOCIATION
                            (PROPOSED)


                            By: /s/ ROBERT E. LEE
                                -------------------------------------
                                Robert E. Lee
                                President and Chief Executive Officer


                            THE COMPANY:

                            COMMUNITY CAPITAL BANCSHARES, INC.


                            By: /s/ CHARLES M. JONES, III
                                -------------------------------------
                                Charles M. Jones, III
                                Chairman and Chief Executive Officer


                            THE EMPLOYEE:

                            /s/ DAVID C. GUILLEBEAU
                            -----------------------------------------
                            DAVID C. GUILLEBEAU